UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2020

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2020, Neuronetics, Inc. (the “Company”) entered into a second amendment to loan and security agreement (the “Amendment”) with Solar Capital Ltd. (“Solar”), as collateral agent, and the lenders listed on the signature pages thereto. The Amendment amends that certain loan and security agreement, dated March 2, 2020 (the “Solar Facility”), by and among the Company, Solar, as collateral agent, and the lenders identified in Schedule 1.1 thereto.

Prior to the Amendment, under the Term B Loan portion of the Solar Facility, the Company was permitted to borrow, at its election, up to an aggregate amount of $15.0 million, (i) upon the Company achieving a specified amount of trailing twelve months net product revenue, and (ii) assuming there has been no event of default under the Solar Facility prior to such election. Once the net product revenue condition had been satisfied, the Company would have only been permitted to make an election to borrow under the Term B Loan portion of the Solar Facility until the earlier of (a) December 15, 2021, (b) 30 days following achievement of the net product revenue condition or (c) the occurrence of an event of default.

The Amendment created a Term C Loan and Term D Loan portion of the Solar Facility and reapportioned the aggregate amount of the Term B Loan portion of the Solar Facility so that the Company is now permitted to borrow, at its election, up to $15.0 million as follows:

Portion of Solar Facility	Amount	Draw Period End Date
Term B Loan	$5.0 million	June 20, 2021*
Term C Loan	$5.0 million	December 20, 2021*
Term D Loan	$5.0 million	June 20, 2022*

*	Earlier of (a) the date set forth in the table above, (b) 30 days following achievement of the net product revenue condition or (c) the occurrence of an event of default.

The Amendment also (i) decreased the amount of trailing twelve months net product revenue required for the Company to be permitted to borrow under the Term B Loan portion of the Solar Facility (ii) set the amount of trailing twelve months net product revenue required for the Company to be permitted to borrow under the Term C Loan and Term D Loan portions of the Solar Facility and (iii) decreased the minimum monthly trailing twelve months net product revenue that the Company is required to achieve beginning with the month ending December 31, 2020.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2020, the Company issued a press release announcing the Company’s entry into the Amendment. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1†	Second Amendment to Loan and Security Agreement, dated December 2, 2020, by and among Solar Capital Ltd., as collateral agent, the lenders listed on the signature pages thereto, and Neuronetics, Inc.

99.1	Press Release of Neuronetics, Inc., dated December 8, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain portions of the Amendment have been omitted to preserve the confidentiality of such information. The Company will furnish copies of any such information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: December 8, 2020	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	VP, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)